Exhibit 10.2

FIRST AMENDMENT
TO
BACKSTOP AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) to the Backstop Agreement dated as of August 16, 2006 (the “Agreement”), by and by and between J. L. Halsey Corporation (the “Company”) and LDN Stuyvie Partnership (“LDN”), is entered into as of December 5, 2006.

RECITALS:

WHEREAS, the Company and LDN desire to amend the Agreement as provided herein pursuant to Section 10(e) of the Agreement; and

WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto covenant and agree as follows:

1.             Section 2 of the Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary contained in this Section 2, in the event the Agreement is terminated pursuant to clauses (b), (c) or (d) of Section 9 below, for purposes of the Promissory Note only the term “Closing” shall mean the date of such termination.

2.             Section 9 of the Agreement is hereby amended in its entirety to read as follows:

Section 9.               Termination.  This Agreement may be terminated (and in the case of subsections (e) and (f) below, shall be terminated) at any time prior to the Closing, as follows:

(a)           by mutual written consent of the Company and LDN;

(b)           by either the Company or LDN if any governmental entity shall institute any suit or action challenging the validity or legality of, or seeking to restrain the consummation of, the transactions contemplated by this Agreement (including, without limitation, the issuance of Rights pursuant to the Rights Offering);

(c)           by the Company, in the event LDN has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that the Company has notified LDN of the breach, and the breach has continued without cure for a period of 15 days after the notice of such breach or for such longer period so long as such breach is curable by LDN through the exercise of its reasonable efforts, and LDN continues to exercise such reasonable efforts;

(d)           by LDN, in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that LDN has notified the Company of the breach, and the breach has continued without cure for a period of 15 days after the notice of such breach or for such longer period so long as such breach is curable by the Company through the exercise of its reasonable efforts, and the Company continues to exercise such reasonable efforts;

(e)           automatically and without any action on the part of either of the parties hereto if the Registration Statement has not been declared effective by the Commission by 5:30 p.m. ET on January 31, 2007; and

(f)            automatically and without any action on the part of either of the parties hereto if the Registration Statement has been declared effective by the Commission by 5:30 p.m. ET on January 31, 2007, but the Rights offered in the Rights Offering have not expired by 11:59 p.m. ET on March 31, 2007.

2.             Except as herein specifically amended, the Agreement shall continue in full force and effect in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment effective as of the date first written above.

J.L. HALSEY CORPORATION

By:	/s/ David R. Burt
Name: David Burt
Its: Chief Executive Officer

LDN STUYVIE PARTNERSHIP

By:	/s/ William T. Comfort
Name: William T. Comfort
Its: General Partner

A-1